Exhibit 10.1

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of July 18, 2024, is entered into by and among JFB Construction Holdings, a Nevada corporation (the “Company”), on one hand, and the shareholders of the Company identified on the signature page hereto, each of which are listed in Schedule A annexed hereto (each individually, a “Contributor” and collectively, the “Contributors”). Each of the parties to this Agreement is sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

A. The Contributors currently own that portion of shares of common stock (the “Subsidiary Shares”) of JFB Construction & Development Inc., a Florida corporation (the “Subsidiary”), set forth next to each Contributor’s name on Schedule A hereto under the heading Company Shares, which together represent one hundred percent (100%) of the issued and outstanding shares of the Company.

B. The Contributors desire to contribute all of their Subsidiary Shares (the “Contributed Shares”) to the Company in exchange for shares of common stock of the Company (the “Company Shares”), such that each Contributor shall be issued certain Company Shares, all in accordance with the terms and conditions of this Agreement.

C. The Company desires to (i) accept the Contributed Shares and, (ii) in consideration of the contribution of the Contributed Shares, to issue to the Contributors certain Company Shares, set forth next to each Contributor’s name on Schedule A annexed hereto under the heading Company Shares.

D. For federal income tax purposes, this Agreement is intended to be a tax-free reorganization and transfer to the Company of equity (i.e., the Contributed Shares) in exchange for the Company Shares pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

E. The Board of Directors of the Company has determined that it is desirable to affect this plan of reorganization and share exchange in accordance with this Agreement.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

AGREEMENT

ARTICLE I
Recitals

SECTION 1.01. The recitals set forth above are incorporated herein and made part hereof as though set forth at length.

ARTICLE II
Exchange of Shares

SECTION 2.01. Contribution in Exchange for Company. Upon the execution of this Agreement, (a) the Contributed Shares shall be contributed to the Company by the Contributors, with the effect that the Company shall own one hundred percent (100%) of the issued and outstanding shares of the Subsidiary; and (b) in exchange of the contribution of the Contributed Shares, Company Shares shall be issued to each Contributor in the amounts set forth next to each Contributor’s name on Schedule A annexed hereto under the heading Company Shares.

SECTION 2.02. Closing Conditions.

(a)	Concurrently herewith, the Contributors shall deliver to the Company as follows:

(i)	this Agreement, which shall constitute a duly executed share transfer power for transfer by the Contributors of their respective Subsidiary Shares to the Company, executed by the Contributors.

(ii)	certificates or instruments representing their respective Subsidiary Shares, if in existence.

(b)	Concurrently herewith, the Company shall deliver to the Contributors as follows:

(i)	a copy of this Agreement executed by the Company.

(ii)	certificates or other instruments representing the new shares of Company Shares issued to the Contributors. For the purposes of this Section 2.02(b), unless and until the Company issues physical stock certificates to the Contributors, a written consent of the Company’s Board of Directors of the confirming the new capitalization of the Company at Closing shall be sufficient evidence of each Contributor’s holding of Company Shares.

(iii)	such other documents as may be required under applicable law or reasonably requested by the Contributors to effect this Agreement as contemplated hereby.

ARTICLE III
Representations and Warranties of the Contributors

Each Contributor hereby represents and warrants to the Company, as of the date of this Agreement, as follows:

SECTION 3.01. Good Title. The Contributor is the record and beneficial owner, and has good and marketable title to its Contributed Shares, with the right and authority to sell, transfer, assign and deliver such Contribution Shares to Company, as provided herein. Upon registering of the Company as the new owner of such Contribution Shares in the share register of the Subsidiary, the Company will receive good title to such Contribution Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholders agreements and other encumbrances (collectively, “Liens”).

SECTION 3.02. Power and Authority. All acts required to be taken by the Contributor to enter into this Agreement have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Contributor, enforceable against such Contributor in accordance with the terms hereof.

SECTION 3.03. No Conflicts. The execution and delivery of this Agreement by the Contributor and the performance by the Contributor of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Contributor; and (iii) will not violate or breach any contractual obligation to which such Contributor is a party.

SECTION 3.04. No Finder’s Fee. The Contributor has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with this Agreement.

SECTION 3.05. Purchase Entirely for Own Account. The Company Shares proposed to be acquired by the Contributor hereunder will be acquired for investment for the Contributor’s own account, and not with a view to the resale or distribution of any part thereof, and the Contributor has no present intention of selling or otherwise distributing the Company Shares except in compliance with applicable securities laws.

SECTION 3.06. Available Information. The Contributor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.

SECTION 3.07. Non-Registration. The Contributor understands that the Company Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Contributor’s representations as expressed herein.

SECTION 3.08. Restricted Securities. The Contributor understands that the Company Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Contributor pursuant hereto, the Company Shares would be acquired in a transaction not involving a public offering. The Contributor further acknowledges that if the Company Shares is issued to the Contributor in accordance with the provisions of this Agreement, such Company Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Contributor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 3.09. Legends. The Contributor understands that the Company Shares will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

And any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 3.10. Negotiations; Counsel. This Agreement has been negotiated at arm’s length and each Contributor has been given the opportunity to be represented by legal counsel and to the extent each Contributor has deemed necessary, each Contributor has consulted with independent legal counsel with respect to such Contributor’s rights and obligations under this Agreement, if they so choose. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party drafting it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties and the purpose of this Agreement.

SECTION 3.11. Contributor Acknowledgment. The Contributor acknowledges that he has read the representations and warranties of the Company set forth in Article IV herein and such representations and warranties are, to the best of his knowledge, true and correct as of the date hereof.

ARTICLE IV
Representations and Warranties of the Company

The Company represents and warrants to the Contributors, as of the date of this Agreement, as follows:

SECTION 4.01. Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Contributor true and complete copies of the Articles of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the Bylaws of the Company (the “Company Bylaws”).

SECTION 4.02. Subsidiaries; Equity Interests. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03. Authority; Execution and Delivery; Enforceability. The execution and delivery by the Company of this Agreement and the consummation by the Company of this Agreement have been duly authorized and approved by the Board of Directors and current sole shareholder of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

SECTION 4.04. No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Company Charter or Company Bylaws, (ii) any material contract to which the Company is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any material Judgment or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.05. Information Supplied. None of the information supplied by the Company to the Contributor contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.06. Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.07. Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication during the past two (2) years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any applicable Law.

SECTION 4.08. Contracts. There are no contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 4.09. No Additional Agreements. The Company does not have any agreement or understanding with the Contributors with respect to this matter other than as specified in this Agreement.

SECTION 4.10. Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V
Miscellaneous

SECTION 5.01. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the following day, or (iv) when sent by facsimile with telephonic confirmation or electronic mail with confirmation of transmission by the transmitting equipment, the same day, in each case to the addresses, facsimile numbers, or electronic mail addresses designated in writing by each Party hereto to the other Party. Any Party may change the address, facsimile number, or electronic mail address to which notices and other communications hereunder are to be delivered by giving the other Party no less than five (5) days prior notice in the manner herein set forth.

SECTION 5.02. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Contributors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 5.03. Replacement of Securities. If any certificate or instrument evidencing any Company Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Company Shares. If a replacement certificate or instrument evidencing any Company Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 5.04. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Contributors and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 5.05. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words importing the singular number only shall include the plural, and vice versa, words importing the masculine gender shall include the feminine gender and neuter gender, and vice versa, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, limited liability company, government board, agency, instrumentality, or other entity.

SECTION 5.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 5.07. Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 5.08. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Schedules attached hereto, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 5.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in Florida and the Parties hereby waive any and all rights to trial by jury.

SECTION 5.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be null and void ab initio. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 5.11. Further Assurances. The Parties hereby agree to execute and deliver such further and other documents and perform or cause to be performed such further acts and things as may be necessary or desirable to give full effect to this Agreement.

SECTION 5.12. Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of the Agreement or any provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

THE COMPANY:		THE CONTRIBUTORS:
JFB Construction Holdings

By:	/s/ Joseph Basile	By:	/s/ Joseph Basile
Name:	Joseph Basile	Name:	Joseph Basile
Title:	President

Basile Family Irrevocable Trust

		By:	/s/ Lisa Basile
		Name:	Lisa Basile, Trustee

		By:	/s/ Javier Landino
		Name:	Javier Landino

SCHEDULE A

Subsidiary Shares and Company Shares

Name	Subsidiary Shares	Company Shares
Joseph F. Basile, III	59.0625 shares of common stock	364,999 shares of Class A Common Stock; 4,000,000 shares of Class B Common Stock
The Basile Family Irrevocable Trust	40.625 shares of common stock	3,250,000 shares of Class A Common Stock
Javier Landino	0.3125 shares of common stock	25,000 shares of Class A Common Stock